                                                                EXHIBIT 3.1(k)

   CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE,
                   PARTICIPATING, OPTIONAL AND OTHER SPECIAL
                   RIGHTS AND QUALIFICATIONS, LIMITATIONS OR
                       RESTRICTIONS THEREOF, OF SERIES J
                            NON-VOTING PARTICIPATING
                          CONVERTIBLE PREFERRED STOCK

                                       OF

                                TIME WARNER INC.

                              ____________________


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                              ____________________


     TIME WARNER INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation (the "Board of Directors") at a meeting duly held on September 22, 1995.

     RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section 2 of Article IV of the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

     The series of Preferred Stock hereby established shall consist of [       ]
shares designated as Series J Non-Voting Participating Convertible Preferred Stock. The number of shares constituting such series may be increased or decreased from time to time by a resolution or resolutions of the Board of Directors. The rights, preferences and limitations of such series shall be as follows:

     1.  Definitions.  As used herein, the following terms shall have the
         -----------
indicated meanings:

         1.1 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

         1.2 "Capital Stock" shall mean any and all shares of corporate stock of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to such Person, or any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

         1.3 "Certificate" shall mean the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series J Non-Voting Participating Convertible Preferred Stock filed with respect to this resolution with the Secretary of State of the State of Delaware pursuant to
Section 151 of the DGCL.

         1.4 "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

         1.5 "Closing Price" of the Common Stock shall mean the last reported sale price of the Common Stock (regular way) as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Common Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NASDAQ.

        1.6 "Common Stock" shall mean the class of Common Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, or any other class of stock resulting from (x) successive changes or reclassifications of such Common Stock consisting of changes in par value, or from par value to no par value, (y) a subdivision or combination or (z) any other changes for which an adjustment is made under Section 2.4(a) hereof, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares of Common Stock.

         1.7 "Communications Laws" shall mean the Communications Act of 1934 (as amended and supplemented from time to time and any successor statute or statutes regulating telecommunications companies) and the rules and regulations (and interpretations thereof and determinations with respect thereto) promulgated, issued or adopted from time to time by the Federal Communications Commission (the "FCC"). All references herein to Communications Laws shall include as of any relevant date in question the Communications Laws as then in effect (including any Communications Law or part thereof the effectiveness of which is then stayed) or promulgated with a delayed effective date.

         1.8 "Conversion Date" shall have the meaning set forth in Section 3.5 hereof.

         1.9 "Corporation" shall mean Time Warner Inc., a Delaware corporation, and any of its successors by operation of law, including by merger or consolidation.

         1.10 "DGCL" shall mean the General Corporation Law of the State of Delaware.

         1.11  "Dividend Payment Date" shall have the meaning set forth in
Section 2.1 hereof.

         1.12 "Effective Time of the Merger" shall have the meaning given to such term in the Merger Agreement.

         1.13 "Formula Number" shall have the meaning set forth in Section 2.1 hereof.

     1.14 "Junior Stock" shall mean the Common Stock, the Series A Stock and the shares of any other class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the shares of this Series in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

     1.15 "LMC Agreement" shall mean the Agreement dated as of September 22, 1995, among the Corporation, Liberty Media Corporation, a Delaware corporation ("LMC Parent"), and certain subsidiaries of LMC Parent listed under "Subsidiaries of LMC Parent" on the signature pages thereto, as the same may be amended from time to time.

     1.16 "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of September 22, 1995, among the Corporation, Time Warner Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Corporation, and Turner Broadcasting System, Inc., a Georgia corporation, as the same may be amended from time to time.

     1.17  "NASDAQ" shall mean The Nasdaq Stock Market.

     1.18  "NYSE" shall mean the New York Stock Exchange, Inc.

     1.19 "Parity Stock" shall mean the Series K Stock and the shares of any other class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the shares of this Series in the payment of dividends in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the shares of this Series in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; provided, however,
                                                          --------  -------
that the term "Parity Stock" shall be deemed to refer in Section 5.4 hereof to any stock which is Parity Stock in respect of the distribution of assets.

     1.20 "Permitted Transferee" shall mean any Liberty Party, as such term is defined in the LMC Agreement.

     1.21 "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     1.22 "Preferred Stock" shall mean the class of Preferred Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

     1.23  "Record Date" shall have the meaning set forth in Section 2.1 hereof.

     1.24 "Senior Stock" shall mean the Series B Stock, the Series C Stock, the Series D Stock, the Series E Stock, the Series F Stock, the Series G Stock, the Series H Stock and the shares of any class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the shares of this Series in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

     1.25 "Series A Stock" shall mean the series of Preferred Stock authorized and designated as Series A Participating Cumulative Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

     1.26 "Series B Stock" shall mean the series of Preferred Stock authorized and designated as Series B 6.40% Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

     1.27 "Series C Stock" shall mean the series of Preferred Stock authorized and designated as Series C Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

     1.28 "Series D Stock" shall mean the series of Preferred Stock authorized and designated as Series D Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

     1.29 "Series E Stock" shall mean the series of Preferred Stock authorized and designated as the Series E Convertible Preferred Stock issued or issuable pursuant to the Agreement and Plan of Merger dated as of February 6, 1995, among Cablevision Industries Corporation, Alan Gerry, the Corporation and TW CVI Acquisition Sub (the "Cablevision Merger Agreement"), including any shares thereof authorized and designated after the date of the Certificate.

     1.30 "Series F Stock" shall mean the series of Preferred Stock authorized and designated as the Series F Convertible Preferred Stock issued or issuable pursuant to the Cablevision Merger Agreement, including any shares thereof authorized and designated after the date of the Certificate.

     1.31 "Series G Stock" shall mean the series of Preferred Stock authorized and designated as the Series G Convertible Preferred Stock issued or issuable pursuant to the Restructuring Agreement, dated as of August 31, 1995, among the Corporation, ITOCHU Corporation and ITOCHU Entertainment Inc. and the Restructuring Agreement dated as of August 31, 1995, between the Corporation and Toshiba Corporation (together, the "Restructuring Agreements"), including any shares thereof authorized and designated after the date of the Certificate.

     1.32 "Series H Stock" shall mean the series of Preferred Stock authorized and designated as the Series H Convertible Preferred Stock issued or issuable pursuant to the Restructuring Agreements, including any shares thereof authorized and designated after the date of the Certificate.

     1.33 "Series I Stock" shall mean the series of Preferred Stock authorized and designated as the Series I Convertible Preferred Stock issued or issuable pursuant to the Restructuring Agreements, including any shares thereof authorized and designated after the date of the Certificate.

         1.34 "Series J Stock" and "this Series" shall mean the series of Preferred Stock authorized and designated as Series J Non-Voting Participating Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

         1.35 "Series K Stock" shall mean the series of Preferred Stock authorized and designated as Series K Voting Participating Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

         1.36 "Trading Day" shall mean, so long as the Common Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which the National Market System of NASDAQ is open for the transaction of business.


     2.  Dividends.
         ---------

         2.1 The holders of shares of this Series shall be entitled to receive dividends, if, as and when declared by the Board of Directors, out of funds legally available therefor, payable on such dates as may be set by the Board of Directors for payment of cash dividends on the Common Stock (each such date being referred to herein as a "Dividend Payment Date"), in cash, in an amount per share equal to the product of (i) the Formula Number in effect as of such Dividend Payment Date multiplied by (ii) the amount of the regularly scheduled
                      -------------
cash dividend to be paid on one share of Common Stock on such Dividend Payment Date; provided, however, dividends on the shares of this Series shall be payable
      --------  -------
pursuant to this Section 2.1 only to the extent that regularly scheduled cash dividends are declared and paid on the Common Stock. As used herein, the "Formula Number" shall initially be 1,000, which shall be adjusted from time to time pursuant to Section 2.4 hereof. The dividends payable on any Dividend Payment Date shall be paid to the holders of record of shares of this Series at the close of business on the record date for the related regularly scheduled cash dividend on the Common Stock (each such date being referred to herein as a "Record Date"). The amount of dividends that are paid to each holder of record on any Dividend Payment Date shall be rounded to the nearest cent.

         2.2 In case the Corporation shall at any time distribute (other than a distribution in liquidation of the Corporation) to the holders of its shares of Common Stock any assets or property, including evidences of indebtedness or securities of the Corporation (other than Common Stock subject to a distribution or reclassification covered by Section 2.4 hereof) or of any other Person (including common stock of such Person) or cash (but excluding regularly scheduled cash dividends payable on shares of Common Stock) or in case the Corporation shall at any time distribute (other than a distribution in liquidation of the Corporation) to such holders rights, options or warrants to subscribe for or purchase shares of Common Stock (including shares held in the treasury of the Corporation), or rights, options or warrants to subscribe for or purchase any other security or rights, options or warrants to subscribe for or purchase any assets or property (in each case, whether of the Corporation or otherwise, but other than any distribution of rights to purchase securities of the Corporation if the holder of shares of this Series would otherwise be entitled to receive such rights upon conversion of shares of this Series for Common Stock pursuant to Section 3 hereof; provided, however, that if such
                                           --------  -------
rights are subsequently redeemed by the Corporation, such redemption shall be treated for purposes of this Section 2.2 as a cash dividend (but not a regularly scheduled cash dividend) on the Common Stock), the Corporation shall simultaneously distribute such assets, property, securities, rights, options or warrants to the holders of shares of this Series on the record date fixed for determining the holders of Common Stock entitled to participate in such distribution (or, if no such record date shall be established, the effective time thereof) in an amount per share of this Series equal to the amount that a holder of one share of this Series would have been entitled to receive had such share of this Series been converted into Common Stock immediately prior to such record date (or effective time). In the event of a distribution to holders of shares of this Series pursuant to this Section 2.2, such holders shall be entitled to receive fractional shares or interests only to the extent that holders of Common Stock are entitled to receive the same. The holders of shares of this Series on the applicable record date (or effective time) shall be entitled to receive in lieu of such fractional shares or interests the same consideration as is payable to holders of Common Stock with respect thereto. If there are no fractional shares or interests payable to holders of Common Stock, the holders of shares of this Series on the applicable record date (or effective time) shall receive in lieu of such fractional shares or interests the fair value thereof as determined by the Board of Directors.

         2.3 In the event that the holders of Common Stock are entitled to make any election with respect to the kind or amount of securities or other property receivable by them in any distribution that is subject to Section 2.2 hereof, the kind and amount of securities or other property that shall be distributable to the holders of shares of this Series shall be based on (i) the election, if any, made by the holder of record (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of this Series in writing to the Corporation on or prior to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property
             --------
is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable by holders of shares of this Series shall be based on the kind or amount of securities or other property receivable by a plurality of the shares held by the nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section 2.3, the Corporation shall mail a copy thereof to the holders of record of shares of this Series as of the date used for determining the holders of record of Common Stock entitled to such mailing, which document shall be used by the holders of record of shares of this Series to make such an election.

         2.4 The Formula Number shall be adjusted from time to time as follows, whether or not any shares of this Series have been issued by the Corporation, for events occurring on or
after [         ]: 1/
                   -


               (a) In case the Corporation shall (i) pay a dividend in shares of its Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock or (iv) reclassify (other than by way of a merger or consolidation that is subject to Section 3.6 hereof) its shares of Common Stock, then the Formula Number in effect immediately before such event shall be appropriately adjusted so that immediately following such event the holders of shares of this Series shall be entitled to receive upon conversion thereof the kind and amount of shares of Capital Stock of the Corporation which they would have owned or been entitled to receive upon or by reason of such event if such shares of this Series had been converted immediately before the record date (or, if no record date, the effective date) for such event (it being understood that any distribution of cash or Capital Stock (other than Common Stock) that shall accompany a reclassification of the Common Stock, shall be subject to Section 2.2 hereof rather than this Section 2.4(a)). An adjustment made pursuant to this Section 2.4(a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination or reclassification. For the purposes of this
     Section 2.4(a), in the event that the holders of Common Stock are entitled to make any election with respect to the kind or amount of securities receivable by them in any transaction that is subject to this Section 2.4(a) (including any election that would result in all or a portion of the transaction becoming subject to Section 2.2 hereof), the kind and amount of securities that shall be distributable to the holders of shares of this Series shall be based on (i) the election, if any, made by the holder of record (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of this Series in writing to the Corporation on or prior

- -----------------
1/Insert the date of filing of the Certificate or the relevant effective time.
- -
     to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities is not the same for each nonelecting holder, then the kind and amount of securities receivable shall be based on the kind or amount of securities receivable by a plurality of nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section 2.4(a), the Corporation shall mail a copy thereof to the holders of record of shares of this Series as of the date used for determining the holders of record of Common Stock entitled to such mailing, which document shall be used by the holders of record of shares of this Series to make such an election.

               (b) The Corporation shall be entitled to make such additional adjustments in the Formula Number, in addition to those required by Section 2.4(a) hereof as shall be necessary in order that any dividend or distribution in Common Stock or any subdivision, reclassification or combination of shares of Common Stock referred to above, shall not be taxable to the holders of Common Stock for United States Federal income tax purposes, so long as such additional adjustments pursuant to this Section 2.4(b) do not decrease the Formula Number.

               (c) All calculations under this Section 2 and Section 3 hereof shall be made to the nearest cent, one-hundredth of a share or, in the case of the Formula Number, one hundred-thousandth. Notwithstanding any other provision of this Section 2.4, the Corporation shall not be required to make any adjustment of the Formula Number unless such adjustment would require an increase or decrease of at least one percent (1%) of the Formula Number. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) of the Formula Number. Any adjustments under this Section 2.4 shall be made successively whenever an event requiring such an adjustment occurs.

          (d) Promptly after an adjustment in the Formula Number is required, the Corporation shall provide written notice to each of the holders of shares of this Series, which notice shall state the adjusted Formula Number.

               (e) If a distribution is made in accordance with the provisions of Section 2.2 hereof, anything in this Section 2.4 to the contrary notwithstanding, no adjustment pursuant to this Section 2.4 shall be effected by reason of the distribution of such assets, property, securities, rights, options or warrants or the subsequent modification, exercise, expiration or termination of such securities, rights, options or warrants.


          3.  Conversion at the Option of the Holder.
              ---------------------------------------

              3.1 Each holder of a share of this Series shall have the right at any time to convert such share of this Series into either: (i) a number of shares of Common Stock per share of this Series equal to the Formula Number in effect on the Conversion Date or (ii) one share of Series K Stock per share of this Series; provided, however, that such holder may convert shares of this
             --------  -------
Series only to the extent that the ownership by such holder or its designee of the shares of Common Stock or Series K Stock issuable upon such conversion would not violate the Communications Laws.

              3.2 No adjustments in respect of payments of dividends on shares of this Series surrendered for conversion or any dividend on the Common Stock or Series K Stock issued upon conversion shall be made upon the conversion of any shares of this Series (it being understood that if the Conversion Date for shares of this Series occurs after the Record Date and prior to the Dividend Payment Date of any such dividend, the holders of record on such Record Date shall be entitled to receive the dividend payable with respect to such shares on the related Dividend Payment Date pursuant to Section 2.1 hereof).

              3.3 The Corporation may, but shall not be required to, in connection with any conversion of shares of this Series into shares of Common Stock, issue a fraction of a share of Common Stock, and if the Corporation shall determine not to issue any such fraction, the Corporation shall make a cash payment (rounded to the nearest cent)
equal to such fraction multiplied by the Closing Price of the Common Stock on
                       -------------
the last Trading Day prior to the Conversion Date. The Corporation shall issue a fraction of a share of Series K Stock in order to effect a conversion of a fraction of a share of this Series into Series K Stock.

              3.4 Any holder of shares of this Series electing to convert such shares into Common Stock or Series K Stock shall surrender the certificate or certificates for such shares at the principal executive office of the Corporation (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series, which notice shall state whether the shares of this Series delivered for conversion shall be converted into shares of Common Stock or shares of Series K Stock. If any such certificate or certificates shall have been lost, stolen or destroyed, the holder shall, in lieu of delivering such certificate or certificates, deliver to the Corporation (or such other place) an indemnification agreement and bond satisfactory to the Corporation. The Corporation shall, as soon as practicable (subject to Section 3.8 hereof) after such deposit of certificates for shares of this Series or delivery of the indemnification agreement and bond, accompanied by the written notice above prescribed, issue and deliver at such office (or such other place) to the holder for whose account such shares were surrendered, or a designee of such holder, certificates representing either (i) the number of shares of Common Stock and the cash, if any, or (ii) the number of shares of Series K Stock, as the case may be, to which such holder is entitled upon such conversion. Each share of Common Stock delivered to a holder or its designee as a result of conversion of shares of this Series pursuant to this Section 3 shall be accompanied by any rights associated generally with each other share of Common Stock outstanding as of the Conversion Date.

              3.5 Conversion shall be deemed to have been made as of the date (the "Conversion Date") that the certificate or certificates for the shares of this Series to be converted and the written notice prescribed in Section 3.4 hereof are received by the Corporation; and the Person entitled to receive the Common Stock or Series K

Stock issuable upon such conversion shall be treated for all purposes as the holder of record of such Common Stock or Series K Stock, as the case may be, on such date. The Corporation shall not be required to deliver certificates for shares of Common Stock or Series K Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose, but certificates for shares of Common Stock or Series K Stock, as the case may be, shall be delivered as soon as practicable after the opening of such books.

              3.6  In the event that on or after [       ] 2/, whether or not
                                                           -
any shares of this Series have been issued by the Corporation, either (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of this Series shall have the right thereafter, during the period such share shall be convertible, to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of this Series could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 2.4 hereof and this Section 3 (based on (i) the election, if any, made in writing to the Corporation by the holder of record (as of the date used for determining holders of Common Stock entitled to make such election) of the largest number of shares of this Series on or prior to the last date on which a holder of Common Stock may make an election regarding the kind or amount of securities or other property receivable by such holder in such transaction or (ii) if no such election is timely made, an assumption that such holder failed to

- -----------------
2/ Insert the date of filing of the Certificate or the relevant effective time.
- -
exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable shall be based upon the kind and amount of securities or other property receivable by a plurality of the nonelecting holders of Common Stock)). In the event that any of the transactions referred to in clause (a) or (b) of the first sentence of this
Section 3.6 involves the distribution of cash or property (other than equity securities) to a holder of Common Stock, lawful provision shall be made as part of the terms of the transaction whereby the holder of each share of this Series on the record date fixed for determining holders of Common Stock entitled to receive such cash or property (or if no such record date is established, the effective date of such transaction) shall be entitled to receive the amount of cash or property that such holder would have been entitled to receive had such holder converted his shares of this Series into Common Stock immediately prior to such record date (or effective date) (based on the election or nonelection made by the holder of record of the largest number of shares of this Series, as provided above). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election regarding the kind or amount of securities or other property that will be receivable by such holders in any transaction described in clause (a) or (b) of the first sentence of this Section 3.6, the Corporation shall mail a copy thereof to the holders of record of the shares of this Series as of the date used for determining the holders of record of Common Stock entitled to such mailing, which document shall be used by the holders of shares of this Series to make such an election. The Corporation shall not enter into any of the transactions referred to in clauses
(a) or (b) of the first sentence of this Section 3.6 unless effective provision shall be made in the certificate or articles of incorporation or other constituent documents of the Corporation or the entity surviving the consolidation or merger, if other than the Corporation, or the entity acquiring the Corporation's assets, as the case may be, so as to give effect to the provisions set forth in this Section 3.6. The provisions of this Section 3.6 shall apply similarly to successive consolidations, mergers, sales or conveyances. For purposes of this Section 3.6, the term "Corporation" shall refer to the Corporation as constituted immediately prior to the merger, consolidation or other transaction referred to in this Section 3.6.

         3.7 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock and Series K Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series into shares of Common Stock or Series K Stock at any time (assuming that, at the time of the computation of such number of shares, all such Common Stock or Series K Stock would be held by a single holder); provided, however, that nothing contained herein shall preclude the
         --------  -------
Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock or Series K Stock that are held in the treasury of the Corporation. All shares of Common Stock or Series K Stock that shall be deliverable upon conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. For purposes of this Section 3, any shares of this Series at any time outstanding shall not include shares held in the treasury of the Corporation.

         3.8  In any case in which Section 2.4 hereof shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Trading Days following the occurrence of the event which necessitates the notice referred to in Section 2.4(d) hereof) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock issuable upon such conversion over and above (ii) the shares of Common Stock issuable upon such conversion on the basis of the Formula Number prior to adjustment; provided, however, that the Corporation shall deliver to such holder
            --------  -------
a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         3.9 If any shares of Common Stock or Series K Stock that would be issuable upon conversion pursuant to this Section 3 require registration with or approval of any governmental authority before such shares may be issued upon conversion (other than any such registration or approval required to avoid a violation of the Communications Laws), the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will use commercially reasonable efforts to list the shares of (or depositary shares representing fractional interests in) Common Stock required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. Nothing in the Certificate shall require the Corporation to register under the Securities Act of 1933, as amended, or the securities laws of any state or any other jurisdiction, any shares of Series K Stock or, except as provided in the Registration Rights Agreement (as defined in the LMC Agreement), any shares of Common Stock issued upon conversion pursuant to this Section 3.

         3.10 The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock or Series K Stock on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock or Series K Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

         3.11 In case of (i) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation or (ii) any action triggering an adjustment to the Formula Number pursuant to Section 2.4 hereof or Section 3.6 hereof, then, in each case, the Corporation shall cause to be mailed, first-class postage prepaid, to the holders of record of the outstanding shares of this Series, at least fifteen (15) days prior to the applicable record date for any such transaction (or if no record date will be established, the effective date thereof), a notice stating (x) the date, if any, on which a record is to be taken for the purpose of any such transaction (or, if no record date will be established, the date as of which holders or record of Common Stock entitled to participate in such transaction are determined), and (y) the expected effective date thereof. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 3.11.

     4.  Voting.
         -------

         4.1 The shares of this Series shall have no rights to vote in the election of directors or with respect to any other matter except as expressly provided in this Section 4 or as required by law.

         4.2 So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least 66-2/3% of the aggregate voting power of shares of this Series then outstanding, amend, alter or repeal any of the provisions of the Certificate, or the Certificate of Incorporation, so as in any such case to adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of this Series.

         4.3 So long as any shares of this Series remain outstanding, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing 100% of the aggregate voting power of shares of this Series then outstanding, amend, alter or repeal the provisions of Section 7.8 hereof.

         4.4 No consent of holders of shares of this Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class or series of Junior Stock, Parity Stock or Senior Stock, (iii) the authorization of any increase or decrease in the number of shares constituting this Series or (iv) the approval of any amendment to the Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of Preferred Stock or Common Stock, except to the extent expressly required by the DGCL.


     5.  Liquidation Rights.
         -------------------

         5.1 Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to the holders of shares of Junior Stock (either as to dividends or upon liquidation, dissolution or winding up) unless, prior thereto, the holders of shares of this Series shall have received an amount equal to the greater of (i) $.01 per whole share of this Series or (ii) an aggregate amount per share equal to the product of the Formula Number then in effect multiplied by the aggregate
                                                    -------------
amount to be distributed per share to holders of Common Stock.

         5.2 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

         5.3 After the payment to the holders of the shares of this Series of full preferential amounts provided for in this Section 5, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

         5.4 In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders and the holders of all Parity Stock are entitled, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.


     6.  Transfer Restrictions.
         ----------------------

         6.1 Without the prior written consent of the Corporation, no holder of shares of this Series shall offer, sell, transfer, pledge, encumber or otherwise dispose of, or agree to offer, sell, transfer, pledge, encumber or otherwise dispose of, any shares of this Series or interests in any shares of this Series except to a Permitted

Transferee that shall agree that, prior to such Permitted Transferee ceasing to be a Permitted Transferee, such Permitted Transferee must transfer ownership of any shares of this Series, and all interests therein, held by such Permitted Transferee to the initial holder who received such shares pursuant to the LMC Agreement. For the avoidance of doubt, the preceding sentence is not intended to prohibit a holder of shares of this Series from entering into, or offering to enter into, any arrangement under which such holder agrees to promptly convert shares of this Series and sell, transfer or otherwise dispose of the Common Stock issuable upon such conversion.

         6.2 Certificates for shares of this Series shall bear such legends as the Corporation shall from time to time deem appropriate.


     7.  Other Provisions.
         -----------------

         7.1 All notices from the Corporation to the holders of shares of this Series shall be given by one of the methods specified in Section 7.2 hereof. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to give such notice, nor any defect therein or in the transmission thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

         7.2 All notices and other communications hereunder shall be deemed given (i) on the first Trading Day following the date received, if delivered personally, (ii) on the Trading Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and
(iii) on the first Trading Day that is at least five days following deposit in the mails, if sent by first class mail to (x) a holder at its last address as it appears on the transfer records or registry for the shares of this Series and
(y) the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to this Section 7.2): Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019,
Attention:  General Counsel.

         7.3 Any shares of this Series which have been converted or otherwise acquired by the Corporation shall, after such conversion or acquisition, as the case may be, be retired and promptly cancelled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to this Series shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series J Non-Voting Participating Convertible Preferred Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

         7.4 The shares of this Series shall be issuable in whole shares, in such fraction of a whole share as may be required in order to effect any exchange of shares of Common Stock for shares of this Series required by the terms of the LMC Agreement or, if authorized by the Board of Directors (or any authorized committee thereof), in any other fraction of a whole share so authorized.

         7.5 The Corporation shall be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such holder of record shall be deemed the holder of such shares for all purposes.

         7.6 All notice periods referred to in the Certificate shall commence on the date of the mailing of the applicable notice.

         7.7 Any registered holder of shares of this Series may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in the Certificate or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         7.8 The shares of this Series shall not be subject to redemption at the option of the Corporation, including pursuant to Section 5 of Article IV of the Certificate of Incorporation (or any equivalent provision in any further amendment to or restatement of the Certificate of Incorporation).

         IN WITNESS WHEREOF, Time Warner Inc. has caused this certificate to be
signed and attested this [    ] day of [       ].

                                                 TIME WARNER INC.,

                                                 by
                                                   ----------------------------
                                                   Name:
                                                   Title:


Attest: ______________________
        Name:
        Title: